Exhibit 5.1

ATTORNEYS AT LAW 111 Huntington Avenue Boston, Massachusetts 02199 617.342.4000 TEL 617.342.4001 FAX www.foley.com CLIENT/MATTER NUMBER 106876-0170

October 2, 2020

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, Connecticut 06810

Ladies and Gentlemen:

We have acted as counsel to FuelCell Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated September 29, 2020 (the “Prospectus Supplement”), to the prospectus dated August 21, 2018 (the “Base Prospectus”), included as part of a Registration Statement on Form S-3, Registration No. 333-226792 (the “Original Registration Statement”), filed by the Company with the Commission on August 10, 2018, and the related Registration Statement on Form S-3, Registration No. 333-249139, filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), on September 29, 2020 (the “Related Registration Statement,” and together with the Original Registration Statement, the “Registration Statement”). The Prospectus Supplement relates to the sale of (i) 43,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in a public offering and (ii) up to 6,525,000 additional shares of Common Stock pursuant to the option to purchase additional shares granted by the Company to the underwriters for such public offering (the shares of Common Stock described in clauses (i) and (ii) are collectively referred to as the “Offering Shares”). The Offering Shares are being issued and sold pursuant to that certain Underwriting Agreement, dated September 29, 2020 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., and Canaccord Genuity LLC, as the representatives of the underwriters named therein.

In connection with our representation of the Company, and as a basis for the opinions set forth herein, we have examined: (a) the Registration Statement, the Base Prospectus, and the Prospectus Supplement; (b) the Certificate of Incorporation of the Company, as amended to date; (c) the Amended and Restated By-laws of the Company; (d) resolutions adopted or approved by the Company’s Board of Directors and the Pricing Committee of the Company’s Board of Directors relating to the registration, sale and issuance of the Offering Shares; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents, certificates and instruments submitted to us as copies.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

October 2, 2020

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, limitations and qualifications stated herein, and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Offering Shares when issued and sold in accordance with the Underwriting Agreement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof (and its incorporation by reference into the Registration Statement and the Prospectus Supplement) and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Foley & Lardner LLP